Exhibit 10.29

SEPARATION BENEFIT AGREEMENT AND RELEASE OF CLAIMS

This SEPARATION BENEFIT AGREEMENT AND RELEASE OF CLAIMS (“Agreement”) is made and entered into as of the first day of November, 2005, by and between Family Dollar Stores, Inc. (the “Company”), and Irv Neger (“Employee”).

STATEMENT OF PURPOSE

Employee and Company agree that their employment relationship will terminate.  Employee and Company further agree that it is in the best interest of each that the terms and conditions of his separation of employment be expressly set forth.  Accordingly, Employee’s employment with the Company will end on the date stated below.  The Company has decided to offer this Agreement to Employee to provide compensation and benefits not otherwise owed to Employee and in exchange for the obligations of Employee described below.

AGREEMENT

NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the Company and Employee hereby agree as follows:

1.             Date of Termination.  Employee’s employment with the Company and/or the Company’s subsidiaries is hereby terminated as of October 20, 2005 (the “Termination Date”).

2.             Payment.  The parties agree that in exchange for Employee’s resignation from his employment, Employer agrees not to treat Employee’s separation from his employment as one for “cause” as defined by the parties’ letter agreement dated July 31, 2000.  Moreover, subject to paragraph 9 herein, and to Employee’s full compliance with the terms of this Agreement, including the conditions set forth below, the Company shall continue to pay the base salary of Employee for a period of thirteen (13) weeks from the Termination Date set forth in paragraph 1 above.  These payments shall be payable at a time and in accord with the regular payroll practices of the Company as applicable to Employee.  All such amounts shall be subject to and reduced by any applicable federal and state withholding taxes and deductions.

3.             Benefit Plans and Fringe Benefits.  From and after the employment Termination Date set forth in paragraph 1 above, Employee shall not have the right to participate in or receive any benefit under any employee benefit plan of the Company, any fringe benefit plan of the Company, or any other plan, policy or arrangement of the Company providing benefits or perquisites to employees of the Company generally or individually, except as set forth in this paragraph 3.  Employee shall be entitled, if otherwise eligible, to exercise Employee’s right to continued coverage under the Company medical benefit plan as provided by COBRA (and with respect to which the Company will provide Employee with a separate notice as required by federal law).  No provision of this Agreement shall: (i) prevent Employee from exercising stock options granted to Employee under the Company’s 1989 Non-Qualified Stock Option Plan for shares of Family Dollar Stores, Inc. common stock which were exercisable and outstanding as of the Termination Date; (ii) limit Employee’s distribution options and access to the vested portion of Employee’s individual account in the Family Dollar Savings and Retirement Plan; (iii) limit

Employee’s access to any shares purchased by Employee pursuant to the Company’s Employee Stock Purchase Plan; or (iv) limit Employee’s right to a pro rata award of Performance Shares pursuant to the Company’s 2006 Incentive Plan and the Guidelines for Long-Term Incentive Performance Share Rights Awards.

4.             Confidential Information.

(a)           Except as expressly permitted by the Company’s Chief Executive Officer through a written authorization, Employee shall not divulge, communicate, use to the detriment of the Company or any of its affiliates, or for the benefit of any other person, or misuse in any way, any Confidential Information or Proprietary Information (as defined below), or authorize anyone else to do such things, at any time subsequent hereto.  Any Confidential Information or Proprietary Information heretofore or hereafter acquired by the Employee shall be deemed a valuable, special and unique asset of the Company received by the Employee in confidence and as a fiduciary, and the Employee shall remain a fiduciary to the Company with respect to all of such information.

(b)           For purposes of this Agreement (i) the term “Confidential Information” shall include, but not be limited to, (A) information concerning the financial condition, prospects, customers, sources of leads, methods of doing business, and the manner of design, manufacture, importation, marketing and distribution of the products of the Company, and (B) any “trade secret” as defined in the Uniform Trade Secrets Act, as adopted and in effect in the State of North Carolina, and (ii) the term “Proprietary Information” shall include, but not be limited to, information which is or which relates to the property of the Company, irrespective of whether such information comprises Confidential Information. Notwithstanding any provision hereof which may be to the contrary, Confidential Information shall not include information that has been published in a form generally available to the public prior to the date the Employee proposes to disclose or use such information. Confidential Information will not be deemed to have been published merely because individual portions of the information have been separately published, but only if all material features of such information have been published in combination.

5.             Return of Company Property. Employee warrants that all records, files, lists, including computer generated lists, drawings, notes, notebooks, letters, handbooks, policy manuals, blueprints, manuals, training materials, sketches, specifications, formulas, financial documents, sales and business plans, customer lists, vendor lists, lists of customer contacts, pricing information, computers, software, cellular phones, credit cards, keys, equipment and similar items relating to the Company’s business, together with any other property of the Company or property which the Employee received in the course of Employee’s employment with the Company, have been returned to the Company.  Employee further represents that he will not copy or cause to be copied, print out or cause to be printed out any software, documents or other materials originating with or belonging to the Company.

6.             Confidentiality and Nondisparagement.  From and after the date hereof, Employee agrees not to make any statements to the Company’s employees, customers or suppliers or to any public or media source, whether written or oral, regarding Employee’s departure from the Company’s employment, except as may be approved by the Chief Executive Officer of the Company in advance.  Employee further agrees not to make any statement (including to any media source, or to the Company’s suppliers, customers or employees) or take any action that would disrupt, impair, embarrass, harm or affect adversely the Company, its affiliates or any of their employees, officers, directors, or customers, or place the Company, its affiliates or such individuals in any negative light.  Employee agrees to keep the terms and existence of this Agreement confidential and to disclose such terms only to Employee’s legal or tax counsel, Employee’s immediate family or as otherwise required by law.

7.             Admissions.  Employee acknowledges that the payment by the Company of the amounts described herein is made in good faith and shall never for any purpose be considered an admission of liability on the part of the Company, by whom liability is expressly denied, and no past or present wrongdoing on the part of the Company shall be implied by such payment.

8.             Release.  As consideration for the Company’s obligations pursuant to paragraph 2 hereof, Employee agrees for Employee and for Employee’s heirs, executors, administrators and assigns, to release and forever discharge the Company and all of its subsidiary corporations, together with each of their respective agents, officers, employees, directors and attorneys, from and to waive any and all rights with respect to all manner of claims, actions, causes of action, suits, judgments, rights, demands, debts, damages, or accountings of whatever nature, legal, equitable or administrative, whether the same are now known or unknown, which Employee ever had, now has or may claim to have, upon or by reason of the occurrence of any matter, cause or thing whatsoever up to the date of this Separation Benefit Agreement and Release of Claims, including without limitation: (i) any claim whatsoever (whether under federal or state statutory or common law) arising from or relating to Employee’s employment or changes in Employee’s employment relationship with the Company, including Employee’s termination therefrom; (ii) all claims and rights for additional compensation or benefits of whatever nature; (iii) any claim for breach of contract, implied or express, impairment of economic opportunity, intentional or negligent infliction of emotional distress, wage or benefit claim, prima facie tort, defamation, libel, slander, negligent termination, wrongful discharge, or any other tort, whether intentional or negligent; (iv) any claim under the Employee Retirement Income Security Act, 29 U.S.C. § 1001 et seq.; (v) age discrimination claims under the Age Discrimination in Employment Act (ADEA), 29 U.S.C. § 621 et seq.; (vi) any race, color, religion, sex, or national origin discrimination claims under Title VII of the 1964 Civil Rights Act, 42 U.S.C. § 2000(e) et seq.; (vii) any claim under the Americans With Disabilities Act (ADA), 42 U.S.C. § 12101 et seq., or any other federal, state, county or municipal statute or ordinance relating to any condition of employment or employment discrimination; and (viii) any claims under the North Carolina Equal Employment Practice Act, N.C. Gen. Stat. § 143-422.1, et seq.; the North Carolina Persons With Disabilities Protection Act, N.C. Gen. Stat. §168A-1 et. seq.; and the North Carolina Retaliatory Employment Discrimination Act, N.C. Gen. Stat. § 95-240 et. seq.  Provided, however, this Release shall not (i) include any claims relating to the obligations of the Company under this Agreement, (ii) affect Employee’s vested and accrued rights as a participant in the Company’s pension plans, (iii) affect Employee’s rights to exercise any conversion rights provided to Employee in the Company’s group life insurance plan or (iv) affect any rights or claims that may arise out of events occurring after the Termination Date.

9.             Notification Under The Older Workers Benefit Protection Act.

a.               Time to Consider This Agreement.  Employee acknowledges that he has been provided with a copy of this Agreement and has been given twenty-one (21) consecutive calendar days in which to review and consider the Agreement.  Employee acknowledges that while he has twenty-one (21) consecutive calendar days to review and consider this agreement, he has the right to sign this agreement at any time within the twenty-one (21) consecutive calendar days from his receipt of this document.

b.              Legal Counsel.  Employee is advised to consult with legal counsel and seek clarification of any of the terms of the Agreement prior to signing this Agreement.

c.               Revocation.  Employee acknowledges that he has a period of seven (7) calendar days following his signing of this Agreement to revoke the Agreement.  Any such revocation of the Agreement must be in writing, signed by him, and delivered to Janet Kelley, Executive Vice President, General Counsel and Secretary.  Any revocation hereunder shall not affect the termination of Employee’s employment.

d.              When the Terms Become Effective.  The terms of the Agreement shall become final and binding only upon expiration of the revocation period provided in subparagraph 10(c) above.  No payment shall be made under paragraph 2 until the Agreement becomes final and binding upon the parties.

10.           Enforcement. Because the Employee’s services are unique and because the Employee has access to Confidential Information, and Proprietary Information, the parties agree that money damages would be an inadequate remedy for any breach by the Employee of any of the provisions of paragraph 4 of this Agreement.  In the event of a breach or threatened breach of any of the provisions of paragraph 4 of this Agreement, the Company or its successors or assigns may, in addition to any other rights and remedies existing in their favor, apply to any court of competent jurisdiction for specific performance and/or injunctive relief or other equitable relief in order to enforce or prevent any violations of any such provision (without posting a bond or other security).  In addition to the foregoing and not in any way in limitation thereof, or in limitation of any right or remedy otherwise available to the Company, if the Employee violates any provision of paragraph 4 of this Agreement, any compensation, benefits and/or termination payments then or thereafter due from the Company to the Employee shall be terminated forthwith and the Company’s obligation to pay or provide and the Employee’s right to receive such compensation, benefits and/or termination payments shall terminate and be of no further force or effect, in each case without limiting or affecting the Employee’s obligations under such paragraphs 4 or the Company’s other rights and remedies available at law or in equity.

11.           Governing Law and Forum Selection. Employee agrees that any claim against the Company or any of its affiliates or their employees arising out of or relating in any way to this Agreement or to Employee’s employment with the Company, shall be brought exclusively in the Superior Court of Mecklenburg County, North Carolina or the United States District Court for the Western District of North Carolina, and in no other forum.  Employee hereby irrevocably consents to the personal and subject matter jurisdiction of these courts for the purpose of adjudicating any claims subject to this forum selection clause.  Employee also agrees that any dispute of any kind arising out of or relating to this Agreement or to Employee’s employment (including without limitation any claim released herein by Employee) shall at the Company’s sole election or demand be submitted to final, conclusive and binding arbitration before a single arbitrator and according to the rules then prevailing of the American Arbitration Association in Mecklenburg County, North Carolina, which election or demand may be made by the Company at any time prior to the last day to answer and/or respond to a summons and/or complaint or counterclaim made by Employee.  The results of any such arbitration proceeding shall be final and binding both upon the Company and upon Employee, and shall be subject to judicial confirmation as provided by the Federal Arbitration Act or the North Carolina Arbitration Act, including specifically the terms of N.C. Gen. Stat. § 1-567.2, which are incorporated herein by reference.  This Agreement shall be construed according to the substantive laws of the State of North Carolina, without regard to conflict of laws principles.

12.           Further Conditions.  The obligations of the Company set forth in this Agreement, including specifically in paragraph 2 hereof are conditional upon Employee’s execution and full ratification of this Agreement, including the release set forth herein, no later than twenty-one (21) days following the date on which this Separation Benefit Agreement and Release is submitted to Employee, as well as upon Employee’s failure to revoke the same following the expiration of seven days following such execution.  In the event that Employee fails to execute this Agreement within such 21-day period or revokes the execution thereof within seven days following such execution thereof, the Company’s obligations hereunder shall be null and void.

13.           Severability.  If any of the provisions set forth in this Agreement are held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.  Provided, however, that this provision shall not affect in any way the obligations of Employee set forth in paragraph 10  above, or affect Employee’s ability to ratify any provision of this Agreement.

14.           Voluntary Agreement.  Employee hereby represents that Employee has carefully read and completely understands the provisions of this Agreement and that Employee has entered into this Agreement voluntarily and without any coercion whatsoever, and in order to receive benefits not otherwise owed to Employee by the Company.

15.           Assistance and Cooperation.  Employee agrees to cooperate with and provide assistance to the Company and its legal counsel in connection with any litigation (including arbitration or administrative hearings) or investigation affecting the Company, in which, in the reasonable judgment of the Company’s counsel, Employee’s assistance or cooperation is needed.  Employee shall, when requested by the Company, provide testimony or other assistance and shall travel at the Company’s request in order to fulfill this obligation.  Provided, however, that, in connection with such litigation or investigation, the Company shall attempt to accommodate Employee’s schedule, shall reimburse the employee (unless prohibited by law) for any actual loss wages in connection therewith, shall provide Employee with reasonable notice in advance of the times in which Employee’s cooperation or assistance is needed, and shall reimburse Employee for any reasonable expenses incurred in connection with such matters.  In addition, during the time Employee is receiving the payments set forth in paragraph 2 herein, Employee agrees to cooperate fully with the Company on all matters relating to Employee’s employment and the conduct of the Company’s business.  This obligation to cooperate, however, shall not be considered to prohibit or restrict other employment by the Employee.

16.           Waiver.  Any waiver or consent from the Company with respect to any term or provision of this Agreement or any other aspect of Employee’s conduct or employment shall be effective only in the specific instance and for the specific purpose for which given and shall not be deemed, regardless of frequency given, to be a further or continuing waiver or consent.  The failure or delay of the Company at any time or times to require performance of, or to exercise any of its powers, rights or remedies with respect to, any term or provision of this Agreement or any other aspect of Employee’s conduct or employment in no manner (except as otherwise expressly provided herein) shall affect the Company’s right at a later time to enforce any such term or provision.

17.           Entire Agreement.  This Agreement contains the entire agreement between the Company and Employee and supersedes all prior agreements relating to the subject matter hereof, and may be changed only by a writing signed by the parties hereto.  Any and all prior representations, statements and discussions regarding the subject matter of this Agreement have been merged into and/or replaced by the terms of this Separation Benefit Agreement and Release of Claims.

18.           Execution of Agreement.  By signing this Separation Benefit Agreement and Release of Claims, you acknowledge that you have carefully read and fully understand it and are signing it voluntarily.  You have the right to consult with an attorney of your choice at your expense prior to executing it.  Your signature also acknowledges that you were given a period of at least twenty-one days after receiving it to consider its terms before signing it, and you have been afforded seven days after signing this Agreement to revoke your acceptance.  Accordingly, this Agreement shall not become effective or enforceable until the seven-day revocation period has expired.  If your signature is not revoked by you during the seven-day period, this Agreement shall take full force and effect.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement, or caused this Agreement to be duly executed by their authorized representative, as of the day and year first above written.

Family Dollar Stores, Inc.

	By:	/s/ R. James Kelly
R. James Kelly, Vice Chairman and Chief Administrative Officer

/s/ Irv Neger
Irv Neger

Dated: November 1, 2005

WITNESS:

/s/ Dennis C. Merriam